UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Below, Inc.

701 Market Street

Suite 300

Philadelphia, PA 19106

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 8:00 a.m. Eastern Daylight Time on Tuesday, June 18, 2019, in a conference room at Hotel Monaco, 433 Chestnut Street, Philadelphia, PA 19106.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting and you are a registered shareholder, please bring a valid form of picture identification. If you are a beneficial owner of shares held in “street name” through a bank, broker, or other intermediary, please contact your bank, broker, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you if you wish to attend and vote your shares at the Annual Meeting.

At this year’s Annual Meeting, you will be asked to elect as directors the three nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020, cast an advisory (non-binding) vote approving the Company’s named executive officer compensation and cast an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation.

Your vote is important. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Thomas G. Vellios
Chairman of the Board

Notice of Annual Meeting of Shareholders

To Be Held on June 18, 2019

8:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held in a conference room at Hotel Monaco, 433 Chestnut Street, Philadelphia, PA 19106 on Tuesday, June 18, 2019, at 8:00 a.m. Eastern Daylight Time. At the Annual Meeting, shareholders will be asked:

1. To elect three Class I directors to hold office until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2020;

3. To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

4. To hold an advisory (non-binding) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 23, 2019 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card, or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone, whether or not you plan to attend the meeting in person.

By order of the board of directors,

Ronald J. Masciantonio
Secretary

Philadelphia, Pennsylvania

May 9, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2019:

Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2018 Annual Report, including our Form 10-K for fiscal year 2018, are available electronically at http://investor.fivebelow.com/.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2019” or “fiscal 2019” refer to the period from February 3, 2019 to February 1, 2020, which is of a 52-week fiscal year. References to “fiscal year 2018” or “fiscal 2018” refer to the period from February 4, 2018 to February 2, 2019, which was a 52-week fiscal year. References to “fiscal year 2017” or “fiscal 2017” refer to the period from January 29, 2017 to February 3, 2018, which was a 53-week fiscal year. References to “fiscal year 2016” or “fiscal 2016” refer to the period from January 31, 2016 to January 28, 2017, which was a 52-week fiscal year.

-i-

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2018 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended February 2, 2019. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
8:00 a.m. Eastern Daylight Time June 18, 2019	April 23, 2019

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Conference Room Hotel Monaco 433 Chestnut Street Philadelphia, PA 19106	55,938,029

SUMMARY VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	48
Ratification of Independent Registered Public Accounting Firm	FOR	49
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	51
Advisory (non-binding) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years	Once every three years	52

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a majority of votes cast for each director nominee.

Name, Age	Director Since	Class		Committee Membership*
			Principal Occupation	AC	CC	NCGC
Catherine E. Buggeln, 58	2015	I	Retail and Brand Consultant

Michael F. Devine, III, 60	2013	I	Former Chief Financial Officer and Executive Vice President of Coach, Inc.

Ronald L. Sargent, 63	2004	I	Former Chairman and Chief Executive Officer of Staples, Inc.

* AC Audit Committee	CC	Compensation Committee

NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 18, 2019

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended February 2, 2019 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 18, 2019 (the “Annual Meeting”), and any postponements or adjournments of the meeting. On or about May 9, 2019, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Tuesday, June 18, 2019, at 8:00 a.m. Eastern Daylight Time, in a conference room at Hotel Monaco, 433 Chestnut Street, Philadelphia, PA 19106.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2018 Annual Report primarily over the internet. On or about May 9, 2019, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect three Class I directors to hold office until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2020 (Proposal No. 2);

•	an advisory (non-voting) vote to approve our Named Executive Officer compensation (Proposal No. 3);

•	an advisory (non-voting) vote on whether the frequency of the shareholder vote on our executive compensation should be every one, two or three years (Proposal No. 4); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s three nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2020 (Proposal No. 2);

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation (Proposal No. 3);

•	FOR a frequency of every 3 YEARS for future advisory votes to approve executive compensation (Proposal No. 4).

Are all of the Class I directors standing for election to the board of directors at the Annual Meeting?

Yes, all of our Class I directors are standing for re-election.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 23, 2019. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 55,938,029 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, though you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Majority of Votes Cast for each Director Nominee	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No

Proposal No. 4—	Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominees receiving more FOR votes than AGAINST votes with respect to such nominee will be elected. Proxies may not be voted for more than three directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN.

With respect to Proposal No. 4, you may vote FOR EVERY YEAR, FOR EVERY 2 YEARS, FOR EVERY 3 YEARS, or ABSTAIN.

If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by internet, telephone or mail will be counted); or

•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be determined by our board from time to time. The number of members of our board is currently ten and is divided into three classes with staggered three-year terms.

Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Ms. Buggeln, Mr. Devine and Mr. Sargent. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2022 Annual Meeting

Catherine E. Buggeln. Ms. Buggeln, 58, has served as a director since March 2015. Ms. Buggeln has been a consultant to various retailers since 2004. From 2012 to 2018, Ms. Buggeln provided advisory services to Irving Place Capital Management, L.P., a private equity firm focused on making equity investments in middle-market companies. Ms. Buggeln formerly served as the Senior Vice President of Strategic Planning and New Business Development at Coach, Inc., a leading marketer of modern classic American accessories, from 2001 to 2005. Ms. Buggeln currently serves as Lead Director of Ascena Retail Group, Inc., where she serves on the compensation and leadership and corporate governance committees. She serves as a director on the boards of two private equity owned companies, Noble Biomaterials, Inc. and Scoop Holdings (cabi). She also previously served as a director of The Timberland Company in 2011 and the Vitamin Shoppe from 2009 to 2017. Ms. Buggeln’s extensive experience in the retail industry, in both managerial and director roles, led to the conclusion that she should serve as a director of Five Below.

Michael F. Devine, III. Mr. Devine, 60, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer at Coach, Inc. since December 2001 and Executive Vice President and Chief Financial Officer since August 2007 until his retirement in August 2011. Mr. Devine currently serves as a director of Deckers Outdoor Corporation, where he serves on the audit committee and compensation committee, and Express, Inc., where he serves on the audit committee. Mr. Devine previously served as a director and member of the audit committee of Nutrisystem, Inc. and as a director of Talbots and Sur La Table. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 63, has served as a director since 2004. Mr. Sargent served as the Chief Executive Officer of Staples, Inc., an office supply company, from 2002 to June 2016 and as Chairman of its board of directors from 2005 to January 2017. Mr. Sargent currently serves as a director of Wells Fargo & Co., where he serves as the Chairman of the human resources committee and as a member of the governance and nominating committee and the audit committee, and The Kroger Co., where he serves as Lead Director, Chairman of the governance committee and as a member of the audit and public responsibilities committees. Mr. Sargent previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2020 Annual Meeting

Joel D. Anderson. Mr. Anderson, 54, has served as a director since February 2015, when he was appointed to serve as our President and Chief Executive Officer. Prior to becoming our President and Chief Executive Officer, Mr. Anderson was our President and Chief Operating Officer from July 2014 through January 2015. Prior to joining Five Below, Mr. Anderson served as President and Chief Executive Officer of Walmart.com from 2011 until 2014 and as the divisional Senior Vice President of the Northern Plains division of Wal-mart Stores, Inc., a global retailer, from 2010 to 2011. Prior to joining Wal-mart Stores, Inc., Mr. Anderson was President of the retail and direct business units for Lenox Group, Inc. and served in various executive positions at Toys “R” Us Inc. over a 14-year period. Mr. Anderson’s experience in the retail industry as well as his position as our President and Chief Executive Officer led to the conclusion that he should serve as a director of Five Below.

Kathleen S. Barclay. Ms. Barclay, 63, has served as a director since March 2015. Ms. Barclay served as the Senior Vice President of Human Resources for The Kroger Co., a $100 billion grocery supermarket company, from 2009 until her retirement in 2016. Prior to joining The Kroger Co., Ms. Barclay served in many leadership roles at General Motors Corporation, a multinational automotive corporation, from 1985 to 2010, including Vice President of Global Human Resources from 1998 to 2009. Ms. Barclay’s senior leadership experience with a large-scale, growing retailer led to the conclusion that she should serve as a director of Five Below.

Thomas M. Ryan. Mr. Ryan, 66, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent International Corporation as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, now CVS Health, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. Mr. Ryan also served as the Chairman of CVS Health’s board of directors from 2007 to 2011. Mr. Ryan currently serves as a director of PJT Partners and previously served as a director of Bank of America Corporation, Yum! Brands, Inc. and Vantiv, Inc. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2021 Annual Meeting

Daniel J. Kaufman. Mr. Kaufman, 59, has served as a director since December 2015. Mr. Kaufman is currently the Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary of GameStop Corp., or GameStop, a global, multichannel video game and consumer electronics retailer. He joined GameStop in 2005 and, until February 2016, served as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining GameStop, Mr. Kaufman was at Electronics Boutique Holdings Corp. from January 2002, where he was serving as Senior Vice President, General Counsel and Corporate Secretary at the time of its acquisition by GameStop. In addition to his responsibilities at GameStop, Mr. Kaufman previously served as a director of the Entertainment Merchants Association, a trade organization. Mr. Kaufman’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Dinesh S. Lathi. Mr. Lathi, 48, has served as a director since March 2018. Mr. Lathi has served as President and Chief Executive Officer of Tailored Brands, Inc., a leading specialty retailer of men’s suits and formalwear, since March 28, 2019. He joined Tailored Brands’ board of directors in March 2016, and served as its Non-Executive Chairman from April 2017 to August 2018, and its Executive Chairman from August 2018 to March 2019. Previously, he was the Chief Executive Officer of One Kings Lane, a digital home décor shopping platform, from 2014 to 2016, where he also served as the Chief Operating Officer and Chief Financial Officer from 2011 to 2014. Prior to One Kings Lane, Mr. Lathi was a Vice President at eBay, a global online marketplace, where he managed several key areas, including Buyer & Seller Experience. Mr. Lathi’s 20 plus years of leadership experience in the technology and consumer space led to the conclusion that he should serve as a director of Five Below.

Richard L. Markee. Mr. Markee, 65, has served as a director since May 2016. Previously, Mr. Markee served in various leadership positions at Vitamin Shoppe, Inc., including as Non-Executive Chairman from January 2016 to June 2016 and from April 2007 to September 2009, Executive Chairman from April 2011 to January 2016 and Chief Executive Officer and Chairman of the Board from September 2009 to April 2011. He held senior management positions at Toys “R” Us, Inc. from 1998 through November 2006, including Vice Chair of Toys “R” Us, Inc. and President of the Babies “R” Us and the Toys “R” Us U.S. and international operation divisions from August 2004 through November 2006. Mr. Markee previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries and Toys “R” Us. Mr. Markee’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Thomas G. Vellios. Mr. Vellios, 64, is the co-founder of Five Below and has served as our Chairman since June 2018, our Executive Chairman from February 2015 until June 2018, and as one of our directors since our incorporation in 2002. Mr. Vellios previously served as our Chief Executive Officer from 2002 until January 31, 2015. Mr. Vellios also served as our President from 2005 until June 2014. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios’ 25 plus years of experience in the specialty, department store and discount retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of the Company as a founder led to the conclusion that he should serve as a director of Five Below.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships among any of our directors or executive officers.

Summary of Qualifications of Director Nominees

The table below summarizes the specific qualifications, attributes, skills and experience of each director nominee that led our board of directors to conclude that the nominee is qualified to serve on our board of directors. While each director nominee is generally knowledgeable in each of these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the nominee brings to our board of directors. The lack of an “X” for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

Summary of Director Skills and Qualifications	Joel D. Anderson	Kathleen S. Barclay	Catherine E. Buggeln	Michael F. Devine, III	Daniel J. Kaufman	Dinesh S. Lathi	Richard L. Markee	Thomas M. Ryan	Ronald L. Sargent	Thomas G. Vellios
Branding Experience	X		X	X			X	X	X	X
Entrepreneurial	X		X	X	X	X	X	X	X	X
Distribution/Logistics Experience	X		X	X					X	X
Retail Experience	X	X	X	X	X	X	X	X	X	X
Sales and Marketing Experience	X		X			X	X	X	X	X
Financial Literacy and Experience	X	X		X	X	X	X	X	X	X
Public Company Management Experience	X	X	X	X	X	X	X	X	X	X
Risk Oversight Experience	X	X	X	X	X	X	X	X	X	X
Technology (Consumer, Cybersecurity, Big Data, Social)	X			X	X	X				X

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of ten members. Our articles of incorporation and bylaws provide that our board of directors will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by resolution of the board of directors.

Our articles of incorporation provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, which is constituted as follows:

•	the Class I directors are Ms. Buggeln and Messrs. Devine and Sargent, and their terms will expire at the Annual Meeting;

•	the Class II directors are Ms. Barclay and Messrs. Anderson and Ryan, and their terms will expire at the annual meeting of shareholders to be held in 2020; and

•	the Class III directors are Messrs. Kaufman, Lathi, Markee and Vellios, and their terms will expire at the annual meeting of shareholders to be held in 2021.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

We believe that our board of directors’ classified structure provides enhanced continuity and stability in the board’s business strategies and policies. Under the current system, after each election, at least two-thirds of the board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and oversight of the Company’s operations. We believe that maintaining a classified board structure balances the need for shareholders to express their opinion on the board’s performance with the need for our directors to focus on the Company’s long-term success and maximize value for shareholders. The classification of our board of directors will make it more difficult for a third party to acquire control of us in a transaction not approved by our board of directors.

Director Independence

Our board of directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC and other governing laws and applicable regulations. No director will be deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Kaufman, Lathi, Markee, Ryan and Sargent and Mses. Barclay and Buggeln are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC. Of these independent directors, our board has determined that: (i) Messrs. Devine, Kaufman, Lathi, Markee and Sargent, who comprise our audit committee; (ii) Mses. Barclay and Buggeln and Messrs. Lathi, Markee and Ryan, who comprise our compensation committee; and (iii) Mses. Barclay and Buggeln and Messrs. Kaufman and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Anderson serving as our Chief Executive Officer and Mr. Vellios serving as non-executive Chairman of the board. We believe this is appropriate as it provides Mr. Anderson with the ability to focus on our day-to-day operations while allowing Mr. Vellios to lead our board of directors in its fundamental role of providing advice to and oversight of management.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

Compensation Risk Analysis

The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the compensation committee seeks to mitigate such risk by providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years to encourage an appropriately long-term focus.

Moreover, the compensation committee approved the implementation of formal stock ownership guidelines for our management team, which we adopted in June 2017. Pursuant to the guidelines, each of the Company’s executives with a title of Senior Vice President and above is required to own shares of our common stock having an aggregate fair market value equal to or greater than the following (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year):

Title	Multiple of Base Salary
Chief Executive Officer	Three (3)
Chief Financial Officer, Chief Administrative Officer, and Executive Vice Presidents	Two (2)
Senior Vice Presidents	One (1)

For purposes of the guidelines, the base salary payable will include any base salary payable in a given calendar year (even if the payment of which is deferred to a later calendar year), and the value of shares or other property received in lieu of base salary in a given calendar year.

Executives serving at the time the guidelines were adopted in June 2017 have until June 2022 to attain the specified level of equity ownership. Any executive hired following the adoption of the guidelines will have five years from the date of hire to attain the specified level of equity ownership.

For purposes of the guidelines, an executive’s holdings include: shares held outright by the executive; vested restricted shares and shares subject to vested but unsettled restricted stock units (regardless of vesting terms) held by the executive; unvested restricted stock units (time-vested only) held by the executive; with respect to any unexercised stock option (both vested and unvested) held by the executive, a number of shares equal to: (x) the then current “spread” of that option (i.e., the difference between the aggregate fair market value of the subject shares minus the aggregate exercise price of the option), divided by (y) the then current fair market value per share of the Company’s common stock; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the executive. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and executive’s personal circumstances.

We note that our Named Executive Officers already maintain an equity ownership position, through direct stock ownership and/or the ownership of stock option and restricted stock unit awards. We believe that this ownership position as well as the implementation of formal guidelines provide significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

Historically, certain of the Company’s restricted stock unit awards have been subject to rescission, cancellation or recoupment to the extent that the Company was required to restate its financial statements, in situations where the vesting of the restricted stock units was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and the extent of vesting of the restricted stock units would have been less had the financial statements been correct in the first instance. The intended effect of these “clawback” provisions is to put the affected grantee in the same position relative to vesting of the restricted stock units as he or she would have been in had the financial statements been correct at the time of the original vesting. Since June 2016, awards made under the Company’s cash and equity incentive plans are generally made subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website at http://investor.fivebelow.com, under the “Governance” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•

overseeing our internal audit function and activities, including approving the selection, appointment and oversight of our internal auditor, with such auditor reporting directly to the committee, and approving the annual internal audit plan;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Messrs. Devine, Kaufman, Lathi, Markee and Sargent. Mr. Devine has served as Chairman of the audit committee since March 2013. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board has determined that Messrs. Devine, Lathi, Markee and Sargent are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication defined under the applicable rules of The NASDAQ Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•

overseeing compliance with the SEC’s and The NASDAQ Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Mses. Barclay and Buggeln and Messrs. Lathi, Markee and Ryan. Mr. Ryan has served as Chairman of the compensation committee since March 2013. All of the members of the compensation committee are independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each committee of our board of directors.

Our nominating and corporate governance committee consists of Mses. Barclay and Buggeln and Messrs. Kaufman and Sargent. Mr. Sargent has served as Chairman of the nominating and corporate governance committee since March 2013. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Meetings and Attendance

During fiscal 2018, there were five meetings of the board of directors, eight meetings of the audit committee, two meetings of the compensation committee and two meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during fiscal 2018. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The Chairman of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors attended the 2018 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2018, we engaged Korn Ferry (US) (“Korn Ferry”), the compensation committee’s independent advisor, to review the competitiveness of compensation provided to the board. Following this review, the compensation committee determined that no changes would be made to the director compensation program for fiscal 2018, other than to provide an additional $80,000 annual cash retainer and annual restricted stock unit grant with fair market value of $150,000 to the non-executive Chairman of the board. In fiscal 2018, each of our non-employee directors was paid the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $70,000, paid quarterly;

•	an additional annual cash retainer of $80,000 for the non-executive Chairman of the board, paid quarterly;

•

an additional annual cash retainer of $25,000 for each of the audit committee Chair and the compensation committee Chair and $15,000 for the nominating and corporate governance committee Chair, paid quarterly; and

•

an annual equity grant with a fair market value of $100,000 in the form of restricted stock units vesting on the date of the next annual meeting, with an additional restricted stock unit grant with fair market value of $150,000 for the non-executive Chairman of the board.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

The following table sets forth information on the compensation of all our non-employee directors for fiscal 2018:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	Total ($)
Kathleen S. Barclay	70,000	99,930	169,930
Catherine E. Buggeln	70,000	99,930	169,930
Michael F. Devine III	95,000	99,930	194,930
Daniel J. Kaufman	70,000	99,930	169,930
Dinesh S. Lathi	64,231	99,930	164,161
Richard L. Markee	70,000	99,930	169,930
Thomas M. Ryan	95,000	99,930	194,930
Ronald L. Sargent	85,000	99,930	184,930
Thomas G. Vellios	116,766	249,923	366,689

(1)

Cash fees include annual director’s retainer and, where applicable, committee Chair fees as well as cash payable in lieu of fractional shares. Messrs. Ryan and Sargent elected to receive part of their fees in shares of Company stock. Accordingly, amounts in this column include, $94,874 in shares of Company stock for Mr. Ryan, and $84,833 in shares of Company stock for Mr. Sargent. The valuation of the stock component is based on the fair value of the stock on the grant date computed in accordance with FASB ASC Topic 718.

(2)

The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2018 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 7 to the consolidated financial statements included as a part of the 2018 Form 10-K, filed with the SEC on March 28, 2019. The aggregate number of shares of restricted stock units outstanding at fiscal year-end for each non-employee director is as follows: 1,014 units for each of Mses. Barclay and Buggeln, and Messrs. Devine, Kaufman, Lathi, Markee, Ryan and Sargent, and 2,536 units for Mr. Vellios, each of which will vest on the date of the Annual Meeting.

Our non-employee directors are subject to Stock Ownership Guidelines. Pursuant to the guidelines effective in fiscal 2018, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than three times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year (even if the payment of which is deferred to a later calendar year) and the value of shares or other property received in lieu of a cash retainer in a given calendar year.

Non-employee directors serving at the time the Stock Ownership Guidelines were adopted in March 2014 had until March 2019 to attain the specified level of equity ownership. Any non-employee director elected following the adoption of the guidelines will have five years from the date of such election to attain the specified level of equity ownership. As of March 2019, all non-employee directors for whom the Stock Ownership Guidelines are effective were in compliance.

For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Change to Director Compensation after Fiscal 2018

In fiscal 2019, Korn Ferry reviewed the competitiveness of compensation provided to the board. Following this review, the compensation committee approved amendments to the Compensation Policy for Non-Employee Directors to increase the fair market value of annual restricted stock unit grants to directors from $100,000 to $140,000, and to increase the annual cash retainer for the nominating and corporate governance committee Chair from $15,000 to $20,000. The compensation committee also increased the required share ownership of non-employee directors under our Stock Ownership Guidelines from a multiple of three times the annual cash retainer to a multiple of five times the annual cash retainer. These changes were approved to ensure the ongoing competitiveness of our non-employee director compensation program.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Mses. Barclay and Buggeln and Messrs. Lathi, Markee and Ryan served as members of the compensation committee. We have indemnification agreements with each of our directors, including Mses. Barclay and Buggeln and Messrs. Lathi, Markee and Ryan, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or an employee of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2018 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e., not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

•

regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our securityholders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the committee may consider the following criteria, among others the committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the committee will assemble information concerning the background and qualifications of the candidate. The committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the committee will then interview the candidate. The committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the committee will select a candidate who, in the view of the committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

•

as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

•

as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investor.fivebelow.com, under the “Governance” section. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The NASDAQ Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and the Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at http://investor.fivebelow.com, under the “Governance” section.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended February 2, 2019, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC.

Audit Committee

Michael F. Devine, III, Chairman

Daniel J. Kaufman

Dinesh S. Lathi

Richard L. Markee

Ronald L. Sargent

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas M. Ryan, Chairman

Kathleen S. Barclay

Catherine E. Buggeln

Dinesh S. Lathi

Richard L. Markee

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 56, has served as our Chief Financial Officer and Treasurer since 2012. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Eric M. Specter. Mr. Specter, 61, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously, Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

Michael F. Romanko. Mr. Romanko, 53, has served as our Chief Merchandising Officer since March 2019, having joined us as Executive Vice President of Merchandising in January 2015. Prior to joining the Company, Mr. Romanko served as Chief Design Officer of Patriarch Partners, LLC, a private equity firm, from 2013 to 2015. Previously, Mr. Romanko was a Partner at Qbbs Global LLC, a retail strategy consulting firm, from 2009 to 2013.

Judith L. Werthauser. Ms. Werthauser, 53, joined the Company in February 2019 as our Chief Experience Officer. Prior to joining the Company, Ms. Werthauser served as Executive Vice President and Chief People Officer of Domino’s Pizza, Inc., a global pizza company, from 2016 to 2019. Previously, Ms. Werthauser was Senior Vice President of Human Resources at Target Corp., a general merchandise retailer, from 2012 to 2016, and occupied senior human resources management positions at Target Corp. from 2008 to 2012.

George S. Hill. Mr. Hill, 53, joined the Company as Executive Vice President of Operations in May 2017. Prior to joining the Company, Mr. Hill served as Senior Vice President, Retail Operations for Dick’s Sporting Goods, a sporting goods retailer, from 2014 to 2017. Previously, Mr. Hill was a Senior Vice President at Office Depot, an office supply retailer, from 2004 to 2014.

David Makuen. Mr. Makuen, 51, joined the Company in November 2011 as Senior Vice President, Marketing. He began serving as Executive Vice President of Marketing for the Company in November 2017. Prior to joining the Company, Mr. Makuen was the owner and President of Fresh Life Foods, LLC, a food service business, from 2009 to 2011. Previously, Mr. Makuen served as a Vice President, Marketing for Eddie Bauer, a clothing retailer, from 2005 to 2009.

A biography for Mr. Anderson is included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are committed to providing a compensation program for our executive officers that is aligned with the strategic direction of our business, motivates our executive officers to achieve our Company goals, and rewards them for creating value for our shareholders. This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers (collectively referred to as the Named Executive Officers or “NEOs”) was determined in fiscal 2018.

The Named Executive Officers for fiscal 2018, as well as the positions held by each during the year, are:

Name	Position
Joel D. Anderson	President and Chief Executive Officer
Kenneth R. Bull	Chief Financial Officer and Treasurer
Eric M. Specter	Chief Administrative Officer
Michael F. Romanko	Executive Vice President, Merchandising(1)
George S. Hill	Executive Vice President, Retail Operations

(1)	Mr. Romanko was promoted to Chief Merchandising Officer in March 2019.

Executive Summary

Fiscal 2018 Performance Highlights

We continued to achieve exceptional performance in fiscal 2018 as a result of the continued strength of our business model with broad-based strength across our merchandise “worlds” as our trend-right value offering and fun in-store experience drove both new and existing customers to our Company.

In fiscal 2018, we:

•	Achieved approximately $1.6 billion in net sales, representing a 22.0% increase from fiscal 2017, or 23.5% excluding the impact of the 53rd week in fiscal 2017;

•	Grew comparable sales by 3.9%;

•	Achieved operating income of $187.2 million, representing a 18.9% increase from fiscal 2017, or 21.3% excluding the impact of the 53rd week in fiscal 2017;

•	Achieved net income of $149.6 million, representing a 46.1% increase from fiscal 2017, or 48.9% excluding the impact of the 53rd week in fiscal 2017;

•	Opened 125 net new stores, bringing us to a total of 750 stores in 33 states as of February 2, 2019.

Fiscal 2018 Compensation Highlights

Our compensation program for the NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and also align the interests of NEOs and shareholders. Key actions taken in fiscal 2018 include:

•

Peer Group: In light of our ongoing growth, the compensation committee annually reviews and approves the peer group used for compensation analyses to ensure that it continues to reflect the competitive market of companies similar to us in factors such as industry, size, growth prospects, and operational complexity. In fiscal 2017, the compensation committee approved the peer group used for compensation analysis in fiscal 2018, and in fiscal 2018, the compensation committee approved the peer group to be used for compensation analysis in fiscal 2019.

•	Base Salaries: All NEOs received base salary increases in fiscal 2018 in consideration of market compensation levels and their ongoing contributions to our success.

•	Annual Incentive Bonus. We provided each of our Named Executive Officers with the opportunity to receive annual bonus payouts based on our performance during fiscal 2018.

•

Target Bonus Percentages: For fiscal 2018, target bonuses (as a percent of base salary) for all NEOs were increased from 2017 levels. Mr. Anderson’s target bonus was increased from 100% to 110% of base salary, and target bonuses for Messrs. Bull, Specter, Romanko, and Hill were increased from 60% to 70% of base salary.

•

Fiscal 2018 Results and Payouts: The Company’s pre-incentive operating income (as defined below in the “Annual Incentive Bonus” section) was between the target and maximum performance levels for the year. As a result of this achievement, Annual Incentive Bonus payouts for all NEOs were between target and maximum opportunity levels

•

Annual Long-term Equity Incentive Grants: For fiscal 2018, the compensation committee decided to grant the same mix of equity awards as fiscal 2017, which consisted of time-vesting restricted stock units (“RSUs”) with a 25% weighting and Performance-based restricted stock units (“PRSUs”) with a 75% weighting. As such, in March 2018 the NEOs were granted:

•

Performance-based restricted stock units that vest after a three-year performance period based on the achievement of cumulative operating income goals and generally contingent on continued employment with the Company; and

•

Restricted stock units that vest 50% two years after the grant date and 25% on each of the third and fourth anniversaries of the grant date, generally contingent on continued employment with the Company.

•	Special Long-term Equity Incentive Grants

•

Mr. Anderson was granted an award of PRSUs in 2018 having a grant date fair value of approximately $1.5 million in order to reward his strong performance and provide further incentive to achieve company long-term profit goals. The PRSUs have a three-year vesting period, with 50% of the PRSUs vesting on the last day of fiscal 2020 and 50% on the last day of fiscal 2021 based on adjusted operating income performance in two overlapping performance periods – fiscal 2019 to fiscal 2020 and fiscal 2020 to fiscal 2021. Each PRSU tranche may be earned from 0% to 100% of the target number of shares based on adjusted operating income performance. Vesting is subject generally to Mr. Anderson’s continued employment.

•

Mr. Romanko was granted an award of RSUs in 2018 having a grant date fair value of approximately $500,000 in order to recognize his strong performance. The RSUs have identical vesting conditions as the fiscal 2018 annual RSU grants. Vesting is subject generally to Mr. Romanko’s continued employment.

Key Governance Practices

We follow a number of key governance practices that support our compensation philosophy and align with long-term company success while helping to mitigate compensation risks.

What We Do

✓   We provide a significant portion of pay opportunities in variable or “at-risk” compensation linked to drivers of shareholder value creation

✓   The compensation committee reviews our executive compensation program, including compensation philosophy and objectives, on an ongoing basis

✓   The compensation committee annually reviews and approves targets for our incentive compensation plans

✓   Incentive plan payouts have threshold, target, and maximum levels to mitigate the potential for windfall gains or excessive risk-taking

✓   The compensation committee regularly reviews risks related to our executive compensation programs and arrangements

✓    We provide severance benefits to our Named Executive Officers only on specific termination events

✓    The compensation committee has retained an independent advisor for support with executive and director compensation

✓    We have clawback provisions in place for certain of our equity incentive grants

✓    We have stock ownership guidelines in place for our non-employee directors

What We Don’t Do
× No compensation is guaranteed under our performance-based incentive programs	× We will not reprice stock options without shareholder approval
× We do not provide tax gross-ups related to the impact of excise tax under Section 280G of the Internal Revenue Code	× We do not provide a defined benefit pension plan for our employees

Elements of Our Executive Compensation and Benefits Programs

In fiscal 2018, we provided compensation to our Named Executive Officers through a combination of the following elements:

Element of Pay	Purpose	Alignment with Principles & Objectives
Base Salary	Recognize and reward for the scope of a Named Executive Officer’s role and their individual performance

•      Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance

•      Value provided is aligned with executives’ experience, industry knowledge, duties and scope of responsibility as well as the competitive market for talent

Annual Incentive Bonus	Reward for success in achieving annual objectives	• Value paid out is variable dependent on the Company’s performance through the fiscal year • Motivates executives to achieve specific annual performance goals and objectives

PRSUs	Reward for the achievement of long-term operating income performance and shareholder value creation

•      Value realized is variable based on operating income performance, typically over a three-year period

•      Motivates executives to achieve specific long-term objectives driving our ongoing growth

•      Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

RSUs	Retain key executives and reward for shareholder value creation

•      Value is typically delivered over a four year period

•      Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Retirement (401(k) Plan), Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites	Enhances total compensation to provide a package that is competitive with market practices	• Provides competitive benefits that support the health, wellness and long-term financial security of our full-time employees

Pay Mix at Target

The portion of executive compensation devoted to each of the elements of pay we provide is driven by our compensation philosophy as well as each Named Executive Officer’s role and strategic value to the organization.

We put a significant portion of each executive’s compensation “at risk,” with particular focus on long-term equity incentives that align the interests of our executives with those of shareholders. The diagrams below illustrate the targeted balance between base salary, annual incentives, and annual long-term equity incentives for our Chief Executive Officer and the average of other Named Executive Officers in fiscal 2018. The long-term equity incentives reflect the annual PRSUs and RSUs only, and do not include the special equity awards to Messrs. Anderson and Romanko as described above, because these do not reflect our typical pay mix. As shown below, approximately 79% of the Chief Executive Officer’s target annual compensation is “at risk,” with over half of that amount in long-term performance-based awards.

Purpose and Philosophy

We strive to provide compensation opportunities to our Named Executive Officers according to the following principles:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results and company performance;

•	our compensation programs are designed to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation;

•

as a Named Executive Officer’s level of responsibility increases, the proportion of compensation “at risk” may increase; however, such compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs will reflect market practices to be financially efficient, affordable and legally compliant.

We regularly review the competitiveness of compensation provided to our Named Executive Officers, and generally set target compensation at levels that are competitive with other retail peers.

Compensation decisions are made by the compensation committee after careful consideration of market competitive levels as well as our annual performance and the impact of each executive’s performance on our business results. As our compensation program is designed with a significant amount of pay “at risk,” we would expect to provide below-market compensation if our performance is below our objectives, and provide above-market compensation if we significantly exceed our objectives.

Peer Group

The peer group for market compensation analysis we used in fiscal 2018 was developed by the compensation committee with the support of Korn Ferry, its independent advisor, based on a review conducted in fiscal 2017 to ensure the ongoing appropriateness of peers.

The group used for fiscal 2018 purposes was comprised of the following similarly-situated companies within the retail industry with revenue generally between one-half and two times our annual revenue:

• At Home Group	• Hibbett Sports
• Big 5 Sporting Goods	• Ollie’s Bargain Outlet
• Columbia Sportswear	• Party City
• Deckers Outdoor	• Shoe Carnival
• DSW	• Vitamin Shoppe
• Finish Line	• Zumiez

As described in more detail in the section “Post-Fiscal 2018 Compensation Decisions,” a review of this peer group was conducted in late 2018, with adjustments made for fiscal 2019 in consideration of our continued growth and deal-related activity within the peer group.

Role of the Compensation Committee

Mses. Barclay and Buggeln and Messrs. Lathi, Markee and Ryan (Chairman) are members of the compensation committee, all of whom are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the compensation committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Our board of directors has delegated administration of our executive compensation program to the compensation committee, which operates under a written charter laying out its roles and responsibilities regarding executive compensation. Our compensation committee reviews the performance of our Chief Executive Officer and makes determinations and decisions on his compensation, including the components, mix and targeted value. The compensation committee has responsibility for administering and approving annually all elements of compensation for the Company’s Named Executive Officers.

Role of Executives in Establishing Compensation

Our Chief Executive Officer provides recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding himself. As part of the compensation evaluation process, the Chief Executive Officer presents to the compensation committee an individual assessment of each Named Executive Officer’s performance, excluding himself, over the prior year, as well as the recommended compensation action for each such Named Executive Officer. The compensation committee considers the input of the Chief Executive Officer, but the final determination as to the performance of and the compensation or compensation opportunities offered to the Named Executive Officers is determined in the compensation committee’s sole discretion. As stated above, the compensation committee does not receive input from the Chief Executive Officer with respect to his own compensation and performance; accordingly, the compensation committee makes its own independent assessment of the Chief Executive Officer.

Compensation Consultant

The compensation committee has engaged Korn Ferry as its independent compensation consultant to conduct market reviews and to provide assistance, guidance, and consideration with respect to, among other things:

•	Our compensation philosophy and peer group;

•	Targeted compensation amounts for Named Executive Officers;

•	Ongoing annual and long-term incentive compensation strategy and design; and

•	Board of directors’ compensation levels and structure.

The compensation committee, in conjunction with Korn Ferry, regularly reviews various elements of our compensation program for both employees and directors. In fiscal 2018, Korn Ferry supported the compensation committee with the mandates listed above and also provided other support, including an update on executive compensation governance and regulatory trends.

The compensation committee has examined the independence of Korn Ferry under factors contained in the NASDAQ listing standards and determined that Korn Ferry is independent and concluded that its work for us does not raise any conflict of interest. Because of policies and procedures that Korn Ferry and the compensation committee have in place, the compensation committee is confident that the advice it receives from executive compensation consultants at Korn Ferry is objective and not influenced by Korn Ferry’s or its affiliates’ relationships with the Company or its officers.

Shareholder Advisory Vote on Executive Compensation

At our 2016 annual meeting, we conducted a “Say-On-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Having received approximately 98% of the shares voting in approval of this advisory vote on our executive compensation, the compensation committee believes that our shareholders continue to be supportive of our executive compensation practices. Nevertheless, we continue to review and refine our executive compensation practices in an ongoing effort to ensure that those practices support our overall corporate goals and values and are aligned with our compensation philosophy. Our next Say-on-Pay vote will be conducted at this Annual Meeting. In addition, at this Annual Meeting, shareholders will have the opportunity to vote, on an advisory basis, on the frequency in which we hold a Say-on-Pay vote. For the reasons presented in Proposal 4 below, the Board recommends that shareholders vote for the Company to continue its practice of holding a Say-on-Pay vote triennially.

Base Salary

The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments when appropriate based on individual and Company performance as well as market competitiveness.

In fiscal 2018, following a review of the market competitiveness of compensation provided to our Named Executive Officers and in consideration of their respective considerable contributions to our ongoing growth and the achievement of our strategic objectives, the compensation committee approved salary increases for all Named Executive Officers.

Base salaries for each of our Named Executive Officers for fiscal years 2017 and 2018 were:

Named Executive Officer	2017 Base Salary	2018 Base Salary
Joel D. Anderson	$775,000	$825,000
Kenneth R. Bull	$475,000	$500,000
Eric M. Specter	$515,000	$525,000
Michael F. Romanko	$465,000	$485,000
George S. Hill	$465,000	$485,000

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer in each fiscal year.

Annual Incentive Bonus

Named Executive Officers earn cash incentive awards under the Five Below, Inc. 2016 Performance Bonus Plan (“Incentive Bonus Plan”) for achieving and exceeding our annual financial goals. The Incentive Bonus Plan is administered by the compensation committee. Payouts under the plan are calculated based on our performance relative to targets that are approved by the compensation committee each year.

In March 2018, the compensation committee approved the Incentive Bonus Plan design and performance targets for the Named Executive Officers for fiscal 2018. While bonuses in previous years had been based primarily on an operating income metric, the compensation committee adopted a weighted scorecard approach in 2018 to provide a more balanced and motivating annual incentive plan that is also aligned with market best practices.

•

Each Named Executive Officer has a targeted bonus opportunity defined as a percent of base salary. The target bonus opportunity for Mr. Anderson was 110% of base salary for fiscal 2018. The target bonus opportunities for Messrs. Bull, Romanko, Specter, and Hill were 70% of base salary for fiscal 2018.

•

The payout opportunity is based on pre-incentive operating income (defined below) and total Company sales for all Named Executive Officers. Inventory turnover is also included as a third metric in the scorecards of Messrs. Romanko and Specter. “Pre-incentive operating income” is determined prior to giving effect to any bonuses potentially payable under the Incentive Bonus Plan

•	Payouts for each metric can range from 0% to 150%, with payouts interpolated on a linear basis for actual performance that falls between threshold, target and maximum performance goals.

•	No payouts are earned under the Incentive Bonus Plan if pre-incentive operating income does not meet the threshold level.

The target bonus opportunities, weighting of performance metrics, and bonus achievement for each of our Named Executive Officers for fiscal 2018 were as follows:

Named Executive Officer	Fiscal 2018 Target Bonus (% of base salary)	Fiscal 2018 Bonus Metric Weightings (% of target)
		Pre-Incentive Operating Income	Net Sales	Inventory Turnover	Fiscal 2018 Bonus Achievement (% of Target)
Joel D. Anderson	110%	75%	25%	0%	128%
Kenneth R. Bull	70%	75%	25%	0%	128%
Eric M. Specter	70%	40%	40%	20%	132%
Michael F. Romanko	70%	40%	40%	20%	132%
George S. Hill	70%	60%	40%	0%	131%

For fiscal 2018, the compensation committee set target goals that were challenging and considered the company’s growth expectations and strategy. Additionally, the level of performance required to achieve maximum payout under the Incentive Bonus Plan was determined by the compensation committee to be reflective of truly outstanding performance. The table below summarizes performance levels for pre-incentive operating income, net sales and inventory turnover under the Incentive Bonus Plan for fiscal 2018:

Metric	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)	Actual Achievement	Actual Achievement (% of target)
Pre-Incentive Operating Income	$181.6 million	$197.0 million	$207.6 million	$201.8 million	122%
Net Sales	$1,500.0 million	$1,538.5 million	$1,561.6 million	$1,559.6 million	146%
Inventory Turnover*	3.1x	3.2x	3.4x	3.28x	125%

*	Inventory turnover means the Company’s calculation of the number of times (x) inventory is sold through in a fiscal year.

Since the Company achieved the threshold level of pre-incentive operating income, incentive bonuses were paid out to the Named Executive Officers based on a weighted average of the achievement of their respective scorecard metrics. The actual amount of each incentive bonus payable to Named Executive Officers is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Hill Sign-on Bonus

As provided under the terms of his employment offer letter, Mr. Hill received a sign-on bonus of $150,000 with 50% paid in May of 2017 and 50% paid in May of 2018. The portion of the bonus paid in 2018 is repayable to the Company for a one year period from the payment if Mr. Hill voluntarily resigns, or if we terminate him for “cause” during that time.

Long-term Equity Incentive Compensation

Equity awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) are a vital piece of our total compensation package. They are intended to compensate Named Executive Officers for sustained long-term performance, align the interests of our Named Executive Officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms, including the PRSU and RSU grants made in fiscal 2018. Levels, mix, and frequency of awards are determined by the compensation committee, and are designed to reflect each recipient’s level of responsibility and performance.

The value of our annual equity grants is targeted to be at competitive levels, though actual value realized varies based on our long-term performance. For fiscal 2018, we increased the target equity grants from $425,000 to $500,000 for each of Messrs. Bull, Specter, Romanko, and Hill. Mr. Anderson’s target equity grant was maintained at $2,000,000.

Overview of Fiscal 2018 Long-term Equity Incentive Awards

Our long-term equity incentive program for fiscal 2018 was designed to deliver 75% of long-term equity incentive value in PRSUs and 25% in RSUs for our Named Executive Officers. We believe this balance of equity grants will motivate and reward for long-term, sustainable performance that is aligned with shareholder interests.

Restricted Stock Units

The retentive element of RSUs that vest solely based on continued service provides a complement to the PRSUs, which, in addition to containing a service-based vesting component, vest based on the achievement of specified performance criteria. Each RSU represents the right to receive one share of our stock, contingent on continued service to the Company. See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2018.

RSUs generally vest over a four-year period, with 50% vesting on the second anniversary of grant and 25% vesting on each of the third and fourth anniversaries. In October of 2018, the compensation committee added an accelerated vesting feature to the RSU grants made in 2019 and beyond so that RSUs would become fully vested upon a Named Executive Officer’s death or disability.

Performance-based Restricted Stock Units

PRSUs are designed to reward for performance over a three-year period. Key design details include:

•

PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the performance period.

•	Performance is evaluated based on the Company’s three-year cumulative operating income, subject to adjustments, if any, as determined by the compensation committee.

•

At the end of the three-year performance period, if at least threshold performance is not achieved no PRSUs will vest and the grants will expire with no actual compensation being delivered to the executives. The chart below sets forth the percentage of the shares underlying the PRSUs that would vest upon attainment of the applicable performance goal:

Performance Level	% of Target Number of PRSUs Awarded Vesting
Maximum	150%
Target	100%
Threshold	50%

For performance between threshold, target, and maximum levels, the number of PRSUs vesting is calculated using linear interpolation between the levels summarized above.

Generally, PRSUs will become fully vested at the target level in the event of a change in control of the Company. In the event of a Named Executive Officer’s termination due to death or disability, under the terms of the 2018 PRSUs, a pro-rata portion of the PRSUs will be eligible to become vested based on service during the performance period, subject to satisfaction of applicable performance goals. In October of 2018, the compensation committee modified the vesting terms upon death or disability for grants made in 2019 and beyond so that PRSUs will become fully vested at the target level in the event the Named Executive Officer dies or becomes disabled.

PRSUs Awarded in 2018

In fiscal 2018, each Named Executive Officer was awarded 75% of his 2018 target equity award in PRSUs (the “2018 PRSUs”). The 2018 PRSUs may be earned based on the Company achieving certain levels of adjusted operating income over a three-year performance period in the amounts shown on the “Grant of Plan-Based Awards Table” (with linear interpolation for performance between levels).

We believe that achievement of the target level of cumulative operating income performance approved by the compensation committee for the 2018 PRSUs is challenging, but achievable with significant effort and skill, and that the maximum level of performance would be indicative of truly outstanding performance.

The compensation committee chose operating income as a measure because it believes that there is a strong relationship between growth in operating income and growth in shareholder value.

Special Equity Awards

On March 26, 2018, the compensation committee made one-time equity grants to Messrs. Anderson and Romanko to reward them for outstanding past performance, and to retain them and motivate future performance. These awards were in addition to the Named Executive Officers’ target equity grants.

We granted 21,730 PRSUs to Mr. Anderson. The PRSUs have a three-year vesting period, with 50% of the PRSUs vesting on the last day of fiscal 2020 and 50% on the last day of fiscal 2021 based on adjusted operating income performance in two overlapping performance periods – fiscal 2019 to fiscal 2020 and fiscal 2020 to fiscal 2021. Each PRSU tranche may be earned from 0% to 100% of the target number of shares based on adjusted operating income performance. Vesting is subject generally to Mr. Anderson’s continued employment.

We granted 7,243 RSUs to Mr. Romanko. 50% of the RSUs will vest on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 25% on the fourth anniversary of the grant date, subject generally to Mr. Romanko’s continued employment.

PRSUs vesting based on 2016-2018 Performance

In March 2019, the compensation committee reviewed our performance relative to targets established for PRSUs granted on March 11, 2016 (“2016 PRSUs”) to Messrs. Anderson, Bull, Specter, and Romanko. The 2016 PRSUs were earned based upon the cumulative adjusted operating income achieved by the Company during the 2016, 2017 and 2018 fiscal years. For this purpose, “adjusted operating income” means the Company’s operating income, excluding the impact of stock compensation expense for equity granted to the founders of the Company, expenses incurred in any public offering of the Company’s securities, expenses incurred related to acquisition transaction costs, income or expenses incurred due to a change in accounting principles and external expenses incurred during the start-up period for any new business venture.

The table below summarizes the percentage of the PRSUs awarded to each of the recipients that would have vested if threshold, target or maximum performance levels were met. The compensation committee certified, based on the audited financials of the Company, that the performance goal had been met at $459 million, which resulted in the 2016 PRSUs vesting at 150% of target.

Performance Level	2016-2018 Cumulative Operating Income Performance	% of Target Number of 2016 PRSUs Awarded Vesting
Actual	$459 million	150%
Maximum	$443 million	150%
Target	$415 million	100%
Threshold	$382 million	50%

Based on the Company’s achievement of adjusted operating income yielding PRSU vesting at 150% of target, as of February 2, 2019, Mr. Anderson vested into 48,663 PRSUs, Mr. Bull and Mr. Specter each vested into 10,018 PRSUs, and Mr. Romanko vested into 14,311 PRSUs.

PRSUs awarded to Mr. Anderson in fiscal 2014

In July 2014, Mr. Anderson was awarded 29,069 PRSUs (the “2014 Anderson Award”), vesting 50% in 2018 and 50% in 2019 based on the attainment of certain adjusted operating income goals during each of the 2017 and 2018 fiscal years. The 2017 operating income target goal was achieved, and as a result, Mrs. Anderson vested in 100% of the first tranche of PRSUs which was paid out in 2018.

The table below summarizes the percentage of the second tranche of PRSUs in the 2014 Anderson Award that could have vested in February 2019 if the threshold or target performance levels of adjusted operating income were met in fiscal 2018.

Performance Level	2018 Adjusted Operating Income (in thousands)	% of Target Number of PRSUs Vesting in February 2019
Target	$195 million	100%
Threshold	$190 million	50%
Actual	$187 million	0%

The compensation committee certified, based on the audited financials of the Company, that, as shown in the above table, the applicable threshold performance goal had not been achieved, which resulted in no payout for this tranche of the 2014 Anderson Award.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, the Five Below 401(k) Retirement Savings Plan, and our vacation and paid holiday plans. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are generally offered to our other salaried employees. We provide limited perquisites to Named Executive Officers.

Severance Arrangements

The Company maintains the Five Below, Inc. Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, Mr. Romanko, as well as other senior executives of the Company, is eligible to receive 12 months of salary and reimbursements of COBRA expenses upon a termination of employment by the company without “cause” or a resignation by such executive for “good reason,” as discussed more fully below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.” Mr. Hill became eligible to receive benefits under the Severance Plan after completing one year of service with the Company on May 8, 2018. Messrs. Anderson and Specter are not eligible to receive benefits under the Severance Plan, but have severance entitlements built into their employment agreements. Mr. Bull has severance entitlements under both his employment agreement and the Severance Plan.

The benefits potentially payable to each executive upon a termination pursuant to the Severance Plan and/or individual employment agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

As a general matter, the compensation committee believes that severance arrangements, when properly tailored, are appropriate and necessary to retain the Named Executive Officers and to recruit other potential executive candidates.

The compensation committee also believes that reasonable severance benefits should generally be:

•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;

•	conditioned upon execution of a release of claims against the Company and its affiliates; and

•	accompanied by the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Post-Fiscal 2018 Compensation Decisions

2019 Peer Group

In late 2018, the compensation committee, with the support of Korn Ferry, its independent advisor, conducted a review of our peer group for market compensation analysis to ensure the ongoing appropriateness of peers.

In order to best align our peer group to our revenues and growth projections, Big 5 Sporting Goods, Finish Line, Shoe Carnival and Vitamin Shoppe were removed from our peer group in 2019, and Carter’s, lululemon athletica, Chico’s, The Children’s Place, and Floor & Decor were added to our peer group for 2019.

The new peer group is:

• Carter’s	• Deckers Outdoor
• DSW	• Floor & Décor
• lululemon athletica	• Ollie’s Bargain Outlet
• Columbia Sportswear	• At Home Group
• Party City	• Zumiez
• Chico’s	• Hibbett Sports
• The Children’s Place

Named Executive Officer Base Salaries

After the end of fiscal 2018, upon considering our fiscal 2018 performance and the findings from compensation benchmarking conducted for our Named Executive Officers, the compensation committee approved the following changes to the targeted annual compensation of our Named Executive Officers for fiscal 2019 to ensure ongoing alignment with our compensation philosophy:

•	Mr. Anderson’s salary was increased to $950,000

•	Messrs. Bull and Specter’s base salaries were both increased to $540,000

•	Mr. Romanko’s salary was increased to $550,000 and he was promoted to Chief Merchandising Officer

•	Mr. Hill’s salary was increased to $505,000

In making these decisions, the compensation committee took into account the Company’s exceptional financial and operational performance in fiscal 2018 as well as the individual performance of each executive.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2018, 2017 and 2016:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plans Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel D. Anderson	2018	815,385	—	1,161,600	3,500,000	—	15,169	5,492,154
President and Chief Executive Officer	2017	785,577	155,000	1,162,500	2,000,000	—	8,452	4,111,529
	2016	750,000	—	647,153	1,275,000	425,000	9,365	3,106,518
Kenneth R. Bull	2018	495,192	—	448,000	500,000	—	13,466	1,456,658
Chief Financial Officer and Treasurer	2017	479,808	57,000	427,500	425,000	—	4,385	1,393,693
	2016	450,000	—	232,975	262,500	87,500	3,417	1,036,392
Eric M. Specter	2018	523,077	—	485,835	500,000	—	14,143	1,523,055
Chief Administrative Officer	2017	522,308	61,800	463,500	425,000	—	9,227	1,481,835
	2016	500,000	—	264,431	262,500	87,500	9,385	1,123,816
Michael F. Romanko	2018	481,154	—	448,819	1,000,000	—	—	1,929,973
EVP and Chief Merchandising Officer	2017	471,346	55,800	418,500	425,000	—	—	1,370,646
	2016	450,000	—	237,987	375,000	125,000	—	1,187,987
George S. Hill	2018	481,154	—	446,782	500,000	—	4,117	1,432,053
EVP of Store Operations	2017	348,750	130,800	418,500	800,000	—	101,181	1,799,231

(1)	The amounts in this column reflect earnings under the Incentive Bonus Plan as a result of fiscal 2018 performance, as described under “Compensation Discussion and Analysis—Annual Incentive Bonus.”
(2)

The amounts in these columns, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each time-based restricted stock unit, performance-based restricted stock unit and option award. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value of any options, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date. Amounts shown with respect to unearned PRSU awards represent the expected value of the award, based on target level of performance. The value of such currently unearned PRSU awards at the maximum level of issuance for the awards granted in fiscal 2018 (based on the stock price on the initial date of grant) would be: $3,750,000 for Mr. Anderson, and $562,500 for each of Messrs. Bull, Specter, Romanko, and Hill.

(3)

The amounts in the “All Other Compensation” column for fiscal 2018 for each of Messrs. Anderson, Bull, Specter and Hill relate solely to Company matching contributions under the Five Below 401(k) Retirement Savings Plan.

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2018 to each of the executive officers named in the Summary Compensation Table:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel D. Anderson	3/20/2018	453,750	907,500	1,361,250
	3/26/2018				10,865	21,730	32,595		1,500,000
	3/26/2018				10,865	21,730	21,730		1,500,000
	3/26/2018							7,243	500,000
Kenneth R. Bull	3/20/2018	175,000	350,000	525,000
	3/26/2018				2,716	5,432	8,148		375,000
	3/26/2018							1,810	125,000
Eric M. Specter	3/20/2018	183,750	367,500	551,250
	3/26/2018				2,716	5,432	8,148		375,000
	3/26/2018							1,810	125,000
Michael F. Romanko	3/20/2018	169,750	339,500	509,250
	3/26/2018				2,716	5,432	8,148		375,000
	3/26/2018							1,810	125,000
	3/26/2018							7,243	500,000
George S. Hill	3/20/2018	169,750	339,500	509,250
	3/26/2018				2,716	5,432	8,148		375,000
	3/26/2018							1,810	125,000

(1)

Amounts represent cash bonus opportunities provided to Named Executive Officers under the Incentive Bonus Plan in fiscal 2018. The criteria used to determine the amount of the annual bonus payable to each executive is described above under “Compensation Discussion and Analysis—Annual Incentive Bonus.” These bonuses (as a percentage of target bonus opportunity) were ultimately earned at 128% for each of Messrs. Anderson and Bull, 132% for each of Messrs. Specter and Romanko, and 131% for Mr. Hill.

(2)

Amounts represent grants of PRSUs under the Equity Incentive Plan, which generally vest based upon the Company’s performance over a three year period. The term “Threshold” means the lowest non-zero amount that could be delivered as PRSUs based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no PRSUs would be payable or deliverable for that performance period. For more details, see “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.

(3)

Amounts with respect to stock awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions contained in Note 1 and Note 6 to the consolidated financial statements included as a part of the 2018 Form 10-K, filed with the SEC on March 28, 2019. Amounts with respect to PRSU awards represent the expected value of the award, based on the target level of performance and the fair market value of our stock on the date of grant.

Outstanding Equity Awards at Year End Fiscal 2018

The following table details information concerning unexercised stock options, stock options that have not vested, stock awards that have not vested, and stock awards that have not been earned for each of the executive officers named in the Summary Compensation Table as of February 2, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Grant Date (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Award Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joel D. Anderson	16,269	—	7/21/2014	34.40	7/21/2024	—	—	—	—	—
	32,372	10,791	3/10/2015	28.58	3/10/2025	—	—	—	—	—
	11,249	11,249	3/11/2016	39.30	3/11/2026	—	—	—	—	—
	—	—	—	—	—	13,123	3/7/2017	1,636,832	—	—
	—	—	—	—	—	7,243	3/26/2018	903,419	—	—
	—	—	—	—	—	—	3/7/2017	—	59,055	7,365,930
	—	—	—	—	—	—	3/26/2018	—	32,595	4,065,574
							3/26/2018	—	21,730	2,710,383
Kenneth R. Bull	2,348	—	6/24/2014	38.71	6/24/2024	—	—	—	—	—
	—	3,597	3/10/2015	28.58	3/10/2025	—	—	—	—	—
	—	2,316	3/11/2016	39.30	3/11/2026	—	—	—	—	—
	—	—	—	—	—	2,788	3/7/2017	347,747	—	—
	—	—	—	—	—	1,810	3/26/2018	225,761	—	—
	—	—	—	—	—	—	3/7/2017	—	12,549	1,565,237
	—	—	—	—	—	—	3/26/2018	—	8,148	1,016,300
Eric M. Specter	56,000	—	7/28/2014	35.27	7/28/2024	—	—	—	—	—
	3,597	3,597	3/10/2015	28.58	3/10/2025	—	—	—	—	—
	2,316	2,316	3/11/2016	39.30	3/11/2026	—	—	—	—	—
	—	—	—	—	—	2,788	3/7/2017	347,747	—	—
	—	—	—	—	—	1,810	3/26/2018	225,761	—	—
	—	—	—	—	—	—	3/7/2017	—	12,549	1,565,237
						—	3/26/2018	—	8,148	1,016,300
Michael F. Romanko	6,227	—	1/19/2015	33.98	1/19/2025	—	—	—	—	—
	—	3,309	3/11/2016	39.30	3/11/2026	—	—	—	—	—
	—	—	—	—	—	2,788	3/7/2017	347,747	—	—
	—	—	—	—	—	1,810	3/26/2018	225,761	—	—
	—	—	—	—	—	7,243	3/26/2018	903,419	—	—
	—	—	—	—	—	—	3/7/2017	—	12,549	1,565,237
	—	—	—	—	—	—	3/26/2018	—	8,148	1,016,300
George S. Hill	—	—	—	—	—	3,918	5/8/2017	488,692	—	—
	—	—	—	—	—	1,810	3/26/2018	225,761	—	—
	—	—	—	—	—	—	5/8/2017	—	17,633	2,199,302
	—	—	—	—	—	—	3/26/2018	—	8,148	1,016,300

(1)

Stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 25% of the stock options vest on each of the third and fourth anniversary dates, subject generally to the continued employment of the grantee on each such date.

(2)

The restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the second anniversary of the grant date and 25% of the restricted stock units vest on each of the third and fourth anniversary dates, subject generally to the continued employment of the grantee on each such date.

(3)	This value was calculated using the closing price of our stock on February 2, 2019, the last trading date before the end of fiscal 2018 ($124.73).
(4)

Based on performance trending at the end of fiscal 2018, amounts included under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” represent the maximum award of PRSUs issuable to each executive upon achievement of the maximum level of performance (for more information see the description of the Company’s PRSUs above in “Compensation Discussion and Analysis”).

(5)

To the extent performance conditions are met, PRSUs with a grant date in 2017 will vest on the last day of our 2019 fiscal year, and PRSUs with a grant date in 2018 will vest on the last day of our 2020 fiscal year.

Option Exercises and Stock Vested

The following table details stock option exercises and restricted stock units vesting during fiscal 2018 for each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Joel D. Anderson	—	—	55,930	6,831,271
Kenneth R. Bull	19,204	1,257,616	10,019	1,249,608
Eric M. Specter	16,193	1,084,445	12,519	1,490,083
Michael F. Romanko	9,535	546,851	17,254	2,146,090
George S. Hill	—	—	—	—

(1)

The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the exercise price of the applicable option so exercised, multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our Named Executive Officers which generally set forth their entitlements to salary, annual bonus opportunities, eligibility for health and welfare benefits, and severance entitlements, as applicable. The Named Executive Officers are generally subject to standard restrictive covenants under the terms of their employment agreements and/or non-disclosure agreements, including non-competition, non-solicitation and non-disclosure of confidential information.

Messrs. Anderson, Bull and Specter have contractual severance entitlements pursuant to their applicable employment agreements (as narratively described below). In addition, Messrs. Bull, Romanko and Hill have entitlements to severance under the Severance Plan. Any severance benefits payable to a Named Executive Officer, whether under an employment agreement or the Severance Plan, are subject to execution of a release.

Our Named Executive Officers are also entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in our Equity Incentive Plan) and upon certain termination events, as indicated in the table entitled “Potential Payments” below. Under the Equity Incentive Plan, a “Change of Control” is generally deemed to have occurred if:

•	any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50% or more of the total power to vote for the election of our board of directors;

•

a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election;

•

a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50% or more of the total power to vote for the election of the surviving corporation’s board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction;

•	any person or group acquires all or substantially all of our assets;

•	we complete a liquidation or dissolution; or

•

our shareholders accept a share exchange, whereby shareholders immediately before such exchange do not (or will not) directly or indirectly own more than 50% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange.

Termination Without Cause; Resignation for Good Reason—Mr. Anderson

Under Mr. Anderson’s employment agreement, if we terminate Mr. Anderson’s employment without “cause” or if Mr. Anderson resigns for “good reason,” Mr. Anderson will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

Pursuant to Mr. Anderson’s employment agreement, “cause” is defined as:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability” as defined in our Equity Incentive Plan), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any material breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other material conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

“Good reason” is defined in Mr. Anderson’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that the executive report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Messrs. Romanko and Hill

Under the Severance Plan, if we terminate the employment of Messrs. Romanko or Hill without “cause,” or if either executive resigns for “good reason,” he will be entitled to receive:

•	base salary for 12 months based on his base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

“Cause” is defined under the Severance Plan as:

•	the executive’s refusal or repeated failure to perform the duties assigned;

•	willful or intentional act of the executive that materially injures our reputation or business;

•	felony conviction of executive;

•	misdemeanor conviction relating to or adversely affecting executive’s ability to perform duties and responsibilities;

•	executive’s act of gross misconduct, fraud, embezzlement or theft against the Company;

•	executive’s inability to meet reasonable expectations of executive’s position based on the evaluations of executive’s managers;

•	violation of Company policy applicable to executive; or

•	any action of such extreme nature that the Company determines to be grounds for immediate dismissal of executive.

“Good Reason” is defined under the Severance Plan as:

•	a material and adverse diminution in executive’s base salary;

•	a material, adverse change in executive’s duties or responsibilities;

•	any willful, material breach by the Company of any covenants or obligations under an applicable employment agreement; or

•	a relocation of the executive’s principal office by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 30-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 10 days of the expiration of the cure period.

Termination Without Cause—Mr. Bull

Pursuant to the terms of the Severance Plan and Mr. Bull’s employment agreement, if we terminate the employment of Mr. Bull without “cause” (as “cause” is defined in his employment agreement), he will be entitled to receive:

•

base salary equal to 12 months based on his base salary in effect on the date of termination – half paid in lump sum upon such termination under the Severance Plan and the remaining half paid as salary continuation for six months after such termination under the terms of his employment agreement;

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “cause” in Mr. Bull’s employment agreement is substantially the same as described above with respect to Mr. Anderson’s employment agreement.

Resignation for Good Reason—Mr. Bull

Under the Severance Plan, if Mr. Bull resigns for “good reason,” he will be entitled to receive:

•	base salary for 12 months based on his base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “good reason” under the Severance Plan is described above with respect to Mr. Romanko’s severance benefits.

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to continued COBRA benefits for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment agreement is substantially the same as described above with respect to Mr. Anderson’s employment agreement.

“Good reason” is defined in Mr. Specter’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

Potential Payments

The table below summarizes the payments and benefits that each of Messrs. Anderson, Bull, Specter, Romanko and Hill would have been entitled to receive if his last day of employment with us had been February 2, 2019. For the purpose of calculating amounts in this table, we used a stock price of $124.73, which was the closing price of our stock on February 2, 2019, the last trading date before the end of fiscal 2018.

Name	Cash Severance Payment ($)		Accelerated Restricted Stock Unit Vesting ($)		Accelerated Option Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Joel D. Anderson
Voluntary termination for good reason or involuntary termination without cause	825,000	(1)	—		—		19,325	(2)	—		844,325
No termination following a change in control	—		16,190,702	(3)	1,998,557	(4)	—		—		18,189,259
Voluntary termination for good reason or involuntary termination without cause following a change in control	825,000	(1)	16,190,702	(3)	1,998,557	(4)	19,325	(2)	—		19,033,584
Death	—		10,939,477	(5)	—		—		10,000	(6)	10,949,477
Disability	—		10,939,477	(5)	—		—		—		10,939,477

Kenneth R. Bull
Voluntary termination for good reason or involuntary termination without cause	500,000	(7)	—		—		19,325	(2)	—		519,325
No termination following a change in control	—		2,554,096	(3)	543,707	(4)	—		—		3,097,803
Voluntary termination for good reason or involuntary termination without cause following a change in control	500,000	(7)	2,554,096	(3)	543,707	(4)	19,325	(2)	—		3,617,128
Death	—		1,754,485	(5)	—		—		10,000	(6)	1,764,485
Disability	—		1,754,485	(5)	—		—		—		1,754,485

Eric M. Specter
Voluntary termination for good reason or involuntary termination without cause	525,000	(1)	—		—		19,325	(2)	—		544,325
No termination following a change in control	—		2,554,096	(3)	543,707	(4)	—		—		3,097,803
Voluntary termination for good reason or involuntary termination without cause following a change in control	525,000	(1)	2,054,096	(3)	543,707	(4)	19,325	(2)	—		3,142,128
Death	—		1,754,485	(5)	—		—		10,000	(6)	1,764,485
Disability	—		1,754,485	(5)	—		—		—		1,754,485

Michael F. Romanko
Voluntary termination for good reason or involuntary termination without cause	485,000	(8)	—		—		19,325	(2)	—		504,325
No termination following a change in control	—		2,911,073	(3)	282,688	(4)	—		—		3,193,761
Voluntary termination for good reason or involuntary termination without cause following a change in control	485,000	(8)	2,911,073	(3)	282,688	(4)	19,325	(2)	—		3,698,086
Death	—		2,111,462	(5)	—		—		10,000	(6)	2,121,462
Disability	—		2,111,462	(5)	—		—		—		2,111,462

George S. Hill
Voluntary termination for good reason or involuntary termination without cause	485,000	(8)	—		—		19,325	(2)	—		504,325
No termination following a change in control	—		2,143,735	(3)	—		—		—		2,143,735
Voluntary termination for good reason or involuntary termination without cause following a change in control	485,000	(8)	2,143,735	(3)	—		19,325	(2)	—		2,648,060
Death	—		1,203,192	(5)	—		—		10,000	(6)	1,213,192
Disability	—		1,203,192	(5)	—		—		—		1,203,192

(1)	Cash severance payments are made over 12 months.
(2)	Each executive is entitled to a continuation of their health and dental benefits for up to 12 months.
(3)	These amounts reflect unvested PRSUs that will become fully vested upon a change in control at the target level of performance.
(4)

These amounts reflect unvested stock options that will become fully vested on a change in control and were calculated based on the spread between the price of our common stock on the last trading day of fiscal 2018 and the exercise price applicable to such option.

(5)

These amounts reflect a pro-rata portion of the unvested PRSUs that may become vested based on the Company’s actual performance through the performance period. For the purposes of calculating the amounts set forth in the table, it is assumed that the PRSU awards will be earned at target; however, the number of shares actually earned will depend upon the actual performance of the Company through each performance period.

(6)	This represents a lump sum death benefit under our life insurance program.
(7)

Upon a resignation for good reason, Mr. Bull receives all of the cash severance payments in a lump sum. Upon a termination without cause, Mr. Bull receives half of the cash severance payments over a 6-month period and the remainder in a lump sum.

(8)	Cash severance payments are made to Messrs. Romanko and Hill in a lump sum.

CEO Pay Ratio

We began by determining that we had 13,327 employees as of the January 31, 2019 determination date. To determine our median employee, we used the consistently applied compensation measure of “gross pay.” We annualized pay for employees commencing work in fiscal 2018 and used a valid statistical sampling methodology to provide a reasonable estimate of the median gross pay for the employee population considered. Then we identified employees who we expected were paid within a +/- 5% range of that value, based on our assumptions that the median employee was likely to be within that group and that those within that group had substantially similar probabilities of being the median employee. Next, we determined that our median employee was a part-time sales associate from within that group. Finally, we determined that median employee’s total compensation, using the same methodology used for our Named Executive Officers in the Summary Compensation Table, to be $8,975, as compared to our CEO’s total compensation of $5,492,154. Based upon this methodology, we estimate that the ratio of CEO pay to median employee pay is 612:1. Note that this year’s determination date of January 31st differs from last year’s determination date of January 26th as the Company believes this end of month determination better reflects the Company’s employee base considering the number of seasonal employees hired by the Company for the holiday season.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is available on our website at http://investor.fivebelow.com, under the “Governance” section.

No related party transactions were identified during or subsequent to fiscal 2018 requiring review or approval under our related party transactions policy, and there are no related party transactions that are required to be reported in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 23, 2019 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 23, 2019 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 55,938,029 shares of common stock outstanding on of April 23, 2019.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
BlackRock, Inc.(1)	6,691,838	12.0%
The Vanguard Group, Inc.(2)	5,204,900	9.3%

Named Executive Officers & Directors:
Joel D. Anderson(3)	184,054	*
Kenneth R. Bull(4)	79,710	*
Kathleen S. Barclay(5)	7,210	*
Catherine E. Buggeln(5)	10,473	*
Michael F. Devine, III(5)	12,226	*
George S. Hill(6)	1,959	*
Daniel J. Kaufman(7)	13,622	*
Dinesh S. Lathi(5)	1,014	*
Richard L. Markee(5)	5,047	*
Michael F. Romanko	10,165	*
Thomas M. Ryan(5)	125,322	*
Ronald L. Sargent(8)	132,059	*
Eric M. Specter(9)	67,504	*
Thomas G. Vellios	661,977	1.2%
All executive officers and directors as a group (15 persons)(3)(4)(5)(6)(7)(8)(9)(10)	1,386,555	2.5%

*	Less than 1%

(1)

BlackRock, Inc. is deemed to be the beneficial owner of 6,691,838 shares of our common stock, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock (Singapore) Limited, or BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 6,496,756 shares and sole dispositive power over 6,691,838 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022. This information is as disclosed in Amendment No. 5 to its Schedule 13G filed with the SEC on January 28, 2019.

(2)

The Vanguard Group, Inc. is deemed to be the beneficial owner of 5,204,900 shares of our common stock, which includes 107,919 shares of common stock beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., and 13,429 shares of common stock beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. The Vanguard Group has sole voting power over 113,551 shares, sole dispositive power over 5,089,184 shares and shared dispositive power over 115,716 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is as disclosed in Amendment No. 4 to its Schedule 13G filed with the SEC on February 11, 2019.

(3)	Includes 46,305 shares subject to options that are exercisable within 60 days of April 23, 2019.
(4)	Includes 7,103 shares subject to options that are exercisable within 60 days of April 23, 2019.
(5)	Includes 1,014 restricted stock units that will vest within 60 days of April 23, 2019.
(6)	Includes 1,959 restricted stock units that will vest within 60 days of April 23, 2019.
(7)	Includes 1,014 restricted stock units that will vest within 60 days of April 23, 2019. Includes 8,575 shares of our common stock owned jointly with Mr. Kaufman’s spouse.
(8)

Includes 1,014 restricted stock units that will vest within 60 days of April 23, 2019. Includes 113,674 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, the sole member and manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC. Includes 5,250 shares of our common stock owned by Sargent Family Foundation, a charitable foundation. Mr. Sargent, as a trustee, has investment and voting power over the shares held by Sargent Family Foundation.

(9)	Includes 51,668 shares subject to options that are exercisable within 60 days of April 23, 2019.
(10)	Includes 61,736 shares subject to options that are exercisable within 60 days of April 23, 2019, held by David Makuen.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 2, 2019)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Plan Category
Equity compensation plans approved by securityholders(4)	1,035,552	29.82	3,703,673
Equity compensation plans not approved by securityholders	—	—	—
Total	1,035,552	29.82	3,703,673

(1)   The amount in this column excludes purchase rights under the 2012 Employee Stock Purchase Plan (the “ESPP”).

(2)   Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units and PRSUs.

(3)   Includes 3,229,566 shares that were available for future issuance under the Equity Incentive Plan and 474,107 shares that were available for issuance under the ESPP. An aggregate of 3,413 shares of common stock were purchased under the ESPP in fiscal 2018.

(4)   Consists of the Company’s Equity Incentive Plan and the ESPP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2018, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect three Class I directors to hold office until our 2022 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted FOR the election of the three nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote AGAINST or ABSTAIN with respect to one or more nominees. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

The following directors are being nominated for election to our board of directors: Catherine E. Buggeln, Michael F. Devine, III, and Ronald L Sargent. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Required Vote

Our bylaws provide for a majority voting standard for the uncontested election of directors. Under this voting standard, once a quorum has been established, any of the three nominees receiving more FOR votes than AGAINST votes will be elected as a director to serve until the annual meeting of shareholders at which the term of office of the class to which such director was elected expires and until their successors are duly elected and qualified. ABSTAIN votes shall have no legal effect. In the event a director does not receive the required vote for election to the board of directors, such director is required to tender his or her resignation to the nominating and corporate governance committee. The nominating and corporate governance committee shall consider such resignation in accordance with its charter and make a recommendation to the board of directors as to whether or not to accept such resignation. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 1, 2020. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2020.

The board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2018 and fiscal 2017.

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees	$1,015,000	$970,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,015,000	$970,000

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2018, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2018 or fiscal 2017.

Tax Fees

There were no amounts billed for tax fees during fiscal 2018 or fiscal 2017.

All Other Fees

There were no amounts billed for other fees during fiscal 2018 or fiscal 2017.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during fiscal 2018 or fiscal 2017.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2018 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As discussed in Proposal 3, the board of directors values the input of shareholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Shareholders can advise the board of directors on whether such votes should occur every year, every two years, or every three years or may abstain from voting.

After careful consideration, the board of directors has determined that continuing to hold an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time. Our board recommends that this vote be held every three years because it believes that the shareholders will have a better perspective on the actual value of the compensation actually provided to our executives, especially with respect to the value delivered to our executives from the equity components of our compensatory programs.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board of directors’ recommendation. Although non-binding, the board of directors and the compensation committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The board of directors unanimously recommends a vote FOR the option of once every THREE years as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2020 annual meeting of shareholders must be received by us no later than January 9, 2020 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2019 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (a) not prior to March 20, 2020 nor later than April 19, 2020 or (b) in the event that the 2020 annual meeting of shareholders is held prior to May19, 2020 or after August 17, 2020, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

ANNUAL REPORT TO SHAREHOLDERS

Our 2018 Annual Report has been posted, and is available without charge, on our corporate website at http://investor.fivebelow.com in the “Financial Information” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2018 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2018 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2018 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2018 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2018 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2018 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2018 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

FIVE BELOW, INC.

700 MARKET STREET

SUITE 300

PHILADELPHIA, PA 19106

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74415-P18182             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIVE BELOW, INC.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Catherine E. Buggeln	☐	☐	☐

1b. Michael F. Devine III 1c. Ronald L. Sargent	☐ ☐	☐ ☐	☐ ☐	The Board of Directors recommends you vote for the option of every 3 YEARS on proposal 4.	1 Year	2 Years	3 Years	Abstain

The Board of Directors recommends you vote FOR proposal 2 and 3.	For	Against	Abstain	4. Non-binding advisory vote, on whether the frequency of the shareholder vote on our executive compensation should be every 1, 2 or 3 years.	☐	☐	☐	☐

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2020.	☐	☐	☐	NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed under proposal 1 above and FOR proposals 2 and 3 and for the option of every THREE YEARS for proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.
3. To approve, by non-binding advisory vote, the Company’s Named Executive Officer compensation.	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E74416-P18182

FIVE BELOW, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 18, 2019

The undersigned hereby appoints Kenneth R. Bull and Ronald J. Masciantonio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Below, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, Eastern Daylight Time on June 18, 2019, at a conference room in Hotel Monaco, 433 Chestnut Street, Philadelphia, PA 19106, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND EVERY THREE YEARS ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side